Exhibit 10.10

EMPLOYEE INVENTION ASSIGNMENT AND

CONFIDENTIALITY AGREEMENT

In consideration of, and as a condition to, my employment with RealD Inc., a Delaware corporation (the “Company”), I hereby represent to, and agree with, the Company as follows:

1.                                      Purpose of Agreement.  I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its “Proprietary Information” (as defined in Section 7 below), its rights in “Inventions” (as defined in Section 2 below) and in all related intellectual property rights.  Accordingly, I am entering into this Employee Invention Assignment and Confidentiality Agreement (this “Agreement”) as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

2.                                      Disclosure of Inventions.  I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets (the “Inventions”) that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets.

3.                                      Work for Hire; Assignment of Inventions.  I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are “works for hire” under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works.  I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company, (ii) result from work performed by me for the Company, or (iii) relate to the Company’s business or current or anticipated research and development (the “Assigned Inventions”), will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company.

4.                                      Labor Code Section 2870 Notice.  Notwithstanding anything to the contrary herein, the parties agree that the provisions of Sections 3 and 5 of this Agreement do not apply to any Assigned Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER’S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME

OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER’S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER.  TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

5.                                      Assignment of Other Rights.  In addition to the foregoing assignment of Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Assigned Inventions; and (ii) any and all “Moral Rights” (as defined below) that I may have in or with respect to any Assigned Inventions.  I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Inventions, even after termination of my work on behalf of the Company. “Moral Rights” mean any rights to claim authorship of an Assigned Inventions, to object to or prevent the modification of any Assigned Inventions, or to withdraw from circulation or control the publication or distribution of any Assigned Inventions, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right”.

6.                                      Assistance.  I agree to assist the Company, at its expense, in every proper way to obtain for the Company and enforce, at Company’s expense, patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company’s Assigned Inventions in any and all countries.  I will execute any appropriate documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections.  My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company’s request on such assistance.  I will, at Company’s written request, execute and deliver to Company such documents or other instruments which Company may from time to time reasonably deem necessary or desirable to evidence, maintain, perfect, protect, enforce or defend Company’s right, title and interest in and to the Assigned Inventions and to carry out the intents and purposes of Section 3 above.  In the event that I fail promptly to execute, acknowledge or deliver to Company any agreements, assignments, quitclaims or other instruments required by Company hereunder, the Secretary of the Company is hereby irrevocably appointed my attorney-in-fact (which agency shall be deemed coupled with an interest) with full right, power and authority to execute, acknowledge, verify and deliver the same in my name and on my behalf, provided that the Company provides me with copies of any document pursuant to which the Secretary exercises the foregoing power of attorney.

7.                                      Proprietary Information.  I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence of which the Company makes me aware (the “Proprietary Information”).  Such Proprietary Information includes, but is not limited to, Assigned Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

Notwithstanding the foregoing, for all purposes under this Agreement the term Proprietary Information shall not include information which: (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by me, including without limitation information which is disclosed by the Company for financial reporting purposes or in any public documents filed with regulatory authorities; (ii) was or becomes available to me on a non-confidential basis from a source other than the Company, provided that such source is not known to me to be bound by a confidentiality agreement with the Company; (iii) was independently developed by me without use of the Company’s Proprietary Information; or (iv) information that was known by me prior to my employment by the Company.

8.                                      Confidentiality.  At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust.  I will not use or disclose any Proprietary Information without the prior written consent of the Company, except (a) in connection with the good faith performance of my duties as an employee, officer and/or director (as applicable) of the Company; (b) as may be required by law, regulation, order decree or legal process; or (c) in connection with the enforcement of my rights under this  Agreement and any other agreements (including without limitation the Employment Agreement between me and the Company with an effective date of April 1, 2010, as the same may be amended from time to time, which shall be referred to as the “Employment Agreement”).  Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company.  I will not take with me any documents or materials or copies thereof containing any Proprietary Information.  Notwithstanding anything to the contrary herein, I shall be permitted to take with me and use copies of my outlook rolodex and any personal files.

9.                                      No Breach of Prior Agreement.  I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party.  I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

10.                               Efforts; Duty Not to Compete.  I understand that my employment with the Company requires my undivided attention and effort during normal business hours.  While I am employed by the Company, I will not, without the Company’s express prior written consent, provide services to, or assist in any manner, any business or third party which competes with the current or planned business of the Company, except with respect to any permitted “Outside Activities” under Section 1(c) of the Employment Agreement.

11.                               Notification.  I hereby authorize the Company to notify my future employers of the terms of this Agreement and my responsibilities hereunder.

12.                               Non-Solicitation of Employees.  During the “Term” (as defined in Section 2 of the Employment Agreement) of my employment with the Company and for a period of one (1) year thereafter, I will not directly or indirectly solicit away employees (other than my personal assistants or secretaries) of the Company for my own benefit or for the benefit of any other person or entity.  Notwithstanding the foregoing, I am not precluded from soliciting any individual who (i) responds to any public advertisement or general solicitation; (ii) has been terminated by the Company prior to the solicitation; or (iii) was my personal assistant or secretary.

13.                               Injunctive Relief.  I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to seek injunctive relief to enforce this Agreement.

14.                               Governing Law; Severability.  This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

15.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

16.                               Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

17.                               Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

18.                               Amendment and Waivers.  This Agreement may be amended only by a written agreement executed by each of the parties hereto.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

19.                               Successors and Assigns; Assignment.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.  The Company may assign any of its rights and obligations under this Agreement.  I may not assign, whether voluntarily or by operation of law, any of my rights and obligations under this Agreement, except with the prior written consent of the Company.

20.                               Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

21.                               No Contract of Employment; Effective Date.  I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time.  I understand that if I am an “at will” employee of the Company my employment can be terminated at any time, for any reason or for no reason, by either the Company or myself.  This Agreement shall be effective as of the first day of my employment by the Company.

RealD Inc.:		Employee:

By:
	Craig Gatarz	Signature
Executive Vice President & General Counsel
Print Name: Michael V. Lewis

Date:		Date: